Exhibit 10.7

AMENDMENT TO

IOWA TELECOMMUNICATIONS SERVICES, INC.

2002 STOCK INCENTIVE PLAN

This Amendment (the “Amendment”) to the 2002 Stock Incentive Plan (the “Plan”) of Iowa Telecommunications Services, Inc. (the “Company”) is approved by the Board of Directors as of October 29, 2004. Any term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

1. Effective Date. This Amendment shall be effective upon the closing of the initial public offering (the “IPO”) of the Company’s common stock pursuant to a registration statement under the Securities Act of 1933, as amended; provided that this Amendment shall not become effective as to any Optionee until such Optionee has consented to the Amendment in writing.

2. Amendments. The following amendments to the Plan shall be effective upon the closing of the IPO:

(a) The following sentence shall be added at the end of Section 2.8:

Notwithstanding the foregoing, the occurrence of any of the events described in clauses (a) through (d) in connection with the initial public offering of the Company’s common stock shall not constitute a “Change in Control” for purposes of Section 10.3(b) of this Plan.

(b) Section 6.3 shall be deleted in its entirety and the following new Section 6.3 shall be substituted for it:

6.3 Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, in the sole discretion of the Optionee, may consist of (i) cash or check (including payment pursuant to a “cashless exercise” through a broker, to the extent permitted by Applicable Law), (ii) cancellation of indebtedness of the Company to Optionee, (iii) promissory note (to the extent provided for, and subject to the terms and conditions stated in, Section 6.10 below), (iv) surrender of other Shares that (A) have been owned by Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of Shares to be purchased by Optionee, or (v) any combination of the foregoing methods of payment.

(c) Section 6.9 shall be deleted in its entirety and the following new Section 6.9 shall be substituted for it:

Section 6.9 Limits on Transferability of Options. Unless otherwise provided under the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that an Optionee may transfer a Nonqualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Optionee holds such Option, provided that the Optionee may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution, and the Company receives written notice of such transfer.

(d) Section 6.10 shall be deleted in its entirety and the following new Section 6.10 shall be substituted for it:

6.10 Payment by Promissory Note. Provided that (i) the Committee approves the acceptance of such promissory note by the Company and (ii) the acceptance of such promissory note does not conflict with Applicable Laws (including Section 402 of the Sarbanes-Oxley Act of 2002), an Optionee may pay for Shares to be issued pursuant to the exercise of that Option by delivering a promissory note in substantially the form attached to this Plan as Appendix A, the terms and conditions of which shall be as follows:

(a) the term of the note shall be seven months;

(b) the rate of interest on the unpaid balance shall equal the applicable Federal rate (within the meaning of section 7872 of the Code);

(c) no interest payment shall be required until payment of principal is due; and

(d) the note shall be with full recourse to the Optionee and shall be additionally secured by a perfected first security interest in the shares purchased with the note, pursuant to a security agreement approved by the Committee.

(e) Section 10.5 shall be deleted in its entirety and the following new Section 10.5 shall be substituted for it:

10.5 Legend on Certificates. In the event that the Shares issued upon exercise of an Option have not been registered under the Securities Act, any certificate representing such shares may bear a legend to that effect in such form as determined by the Company.

(f) Section 10.7 shall be deleted in its entirety.

(g) Section 10.8 shall be deleted in its entirety.

(h) Appendix B shall be deleted in its entirety.

3. Ratification. Except as set forth herein, the Plan shall remain in full effect.

2